Exhibit 99.1

Contact:	Gary Thompson – Media Caesars Entertainment Corporation (702) 407-6529	Jennifer Garrison – Investors Caesars Entertainment Corporation (702) 407-6407

Caesars Entertainment Announces Distribution Date for Subscription Rights

LAS VEGAS – October 18, 2013 – Caesars Entertainment Corporation (“Caesars”) (NASDAQ: CZR) announced today that October 21, 2013 is scheduled as the date for the distribution of subscription rights for common stock of Caesars Acquisition Company (“CAC”). As previously announced in a press release issued by Caesars on October 3, 2013, each stockholder of Caesars as of the close of business on October 17, 2013 (the “Record Date”) will be issued, at no charge, one non-transferable subscription right for each whole share of Caesars common stock owned by that stockholder as of the close of business on the Record Date. The subscription rights may not be sold, transferred or assigned and will not be quoted on any stock exchange or market.

Each subscription right will entitle the stockholder to purchase from CAC one share of CAC’s Class A common stock for $8.64 per whole share, subject to, if applicable, reimbursement obligations with respect to withholding tax or backup withholding tax. Additionally, holders of subscription rights who fully exercise all of their subscription rights may also make a request to purchase additional shares of CAC’s Class A common stock through the exercise of the over-subscription privilege, although there can be no assurances that any over-subscriptions will be filled. To exercise its subscription rights, a holder must timely pay the full subscription price in U.S. dollars for the full number of shares of CAC’s Class A common stock such holder wishes to acquire, including any shares it wishes to acquire pursuant to over-subscription privileges. Any payment related to the exercise of a subscription right must be by cashier’s or certified check drawn upon a United States bank, or a personal check that clears within two business days of the expiration date of the subscription rights, payable to the subscription agent at the address set forth in the prospectus. If any holder wishes to use any other form of payment, it must obtain the prior approval of the subscription agent. Holders of subscription rights should carefully review the prospectus relating to CAC’s Class A common stock and the rights offering for details of the exercise and payment mechanics and the applicable mechanics with respect to withholding tax or backup withholding tax.

The subscription rights are scheduled to expire if they are not exercised by 5:00 p.m., New York City time, on November 2, 2013, the expiration date. If you are a beneficial owner of shares of Caesars common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will need to contact your broker, dealer, custodian bank or other nominee for instructions for exercising subscription rights because the deadline for you to exercise subscription rights will be prior to the expiration date. If you are a registered holder of shares of Caesars common stock, subscription rights validly exercised by mail that is postmarked on or before the expiration date and received by the subscription agent before 5:00 p.m., New York City time, on November 5, 2013, the second business day after the expiration date, will be deemed to have been exercised by the expiration date.

Upon the closing of the offering, which is expected to be on or about November 18, 2013, shares of CAC’s Class A common stock will be distributed to holders of subscription rights that validly exercised their subscription rights. CAC has applied to list shares of its Class A common stock for trading on the NASDAQ Global Select Market under the symbol “CGP”; however, there can be no assurances that CAC will achieve a listing upon completion of this offering or thereafter.

CAC is a newly formed company created to facilitate the previously announced strategic transaction pursuant to which Caesars will form a new growth-oriented entity, Caesars Growth Partners, LLC (“Growth Partners”), to be owned by Caesars and CAC. The closing of the strategic transaction is subject to certain conditions, including entry into definitive documentation and the receipt of required regulatory approvals and lenders’ approvals, and there can be no assurance that such conditions will be satisfied.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any offer or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The offering of CAC’s Class A common stock will be made only by means of a prospectus, including any supplement or amendment thereto, copies of which will be distributed to holders of subscription rights or may be obtained, when available, from the information agent: Georgeson Inc. at (888) 624-2255 (Toll Free). Banks and Brokerage Firms please call: (800) 223-2064 (Toll Free). The prospectus, including any amendment or supplement thereto, contains important information about the rights offering and CAC, and holders of subscription rights are urged to read the prospectus carefully.

About Caesars

Caesars Entertainment is the world’s most diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 75 years ago, Caesars has grown through development of new resorts, expansions, and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s®, and Horseshoe® brand names. Caesars also owns the World Series of Poker® and the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward-looking Statements

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are necessarily estimates reflecting the best judgment of Caesars’ management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	the ability to satisfy the conditions to the closing of the previously announced Caesars Growth Partners transaction, including receipt of required regulatory approvals;

•	the Caesars Growth Partners transaction may not consummate on the terms contemplated or at all;

•	the impact of Caesars’ substantial indebtedness and the restrictions in Caesars’ debt agreements;

•	access to available and reasonable financing on a timely basis, including the ability of Caesars to refinance its indebtedness on acceptable terms;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize the expense reductions from cost savings programs;

•	changes in the extensive governmental regulations to which Caesars and its stockholders are subject, and changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	the ability of Caesars’ customer-tracking, customer loyalty, and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	the effects of competition, including locations of competitors and operating and market competition;

•	the ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the ability to timely and cost-effectively integrate companies that Caesars acquires into its operations;

•	the potential difficulties in employee retention and recruitment as a result of Caesars’ substantial indebtedness or any other factor;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on Caesars’ ability to attract customers to certain of its facilities, such as the amount of losses and disruption to Caesars as a result of Hurricane Sandy in late October 2012;

•	the effects of environmental and structural building conditions relating to Caesars’ properties;

•	access to insurance on reasonable terms for Caesars’ assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars’ filings with the SEC. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

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